UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Davion Healthcare Plc

(Exact name of registrant as specified in its charter)

Republic of Ireland	NOT APPLICABLE
(Jurisdiction of incorporation)	(I.R.S Employer Identification No.)

The Cube Building

Monahan Road

Cork

T12 H1XY

Ireland

+353 21 29330

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value €0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

The Registrant’s Registration Statement on Form F-1 (File No.333-289205) became effective on November 28, 2025 pursuant to Section 8(a) of the Securities Act of 1933.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Ordinary Shares of Davion Healthcare Plc (the “Registrant”) is set forth under the caption “Description of Share Capital” in the Registrant’s Registration Statement on Form F-1 (File No. 333-289205) filed with the Securities and Exchange Commission, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, the following exhibits are incorporated herein by reference to the Registrant’s Registration Statement on Form F-1 (File No. 333-289205), as amended:

1.	Memorandum and Articles of Association of Davion Healthcare Plc (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1, File No. 333-289205).

2.	The Registrant’s Ordinary Shares are not represented by physical certificates. The Ordinary Shares are issued only in dematerialized form and are held in book-entry accounts through The Depository Trust Company under the nominee Cede & Co. Accordingly, no specimen certificate is filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 28, 2025

Davion Healthcare Plc

By: /s/ Jack Kaye

Name: Jack Kaye

Title: Chief Executive Officer

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